SECOND AMENDMENT TO CONTRACT OF SALE AND PURCHASE

This SECOND AMENDMENT TO CONTRACT OF SALE AND PURCHASE (this “Second Amendment”) is made and entered into as of this 3rd day of June, 2010, by and between AJ IRVINE OWNER CORPORATION, a Delaware corporation (“Seller”), and HINES GLOBAL REIT PROPERTIES LP, a Delaware limited partnership (“Purchaser”).  Seller and Purchaser are collectively referred to herein as the “Parties.”

RECITALS

A.           Seller and Purchaser entered into that certain Contract of Sale and Purchase dated as of May 13, 2010 (the “Original Purchase Contract”), as amended by that certain First Amendment to Contract of Sale and Purchase dated as of June 2, 2010 (the “First Amendment”, collectively with the Original Purchase Contract, the “Purchase Contract”), regarding the sale of certain property located at 17600 Gillette Avenue, Irvine, CA 92614, as further described in Section 1.1 of the Purchase Contract (the “Property”).

B.           Seller and Purchaser desire to modify the Purchase Contract on the terms and conditions contained herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

1. Capitalized Terms.  All capitalized terms when used herein shall have the same respective meanings as are given such terms in the Purchase Contract, unless expressly provided otherwise in this Second Amendment.

2. Purchase Price.  Effective as of the date of this Second Amendment, the Purchase Price of Twenty Million Seven Hundred Fifty Thousand Dollars ($20,750,000) shall be reduced to an amount equal to Twenty Million Three Hundred Fifty Thousand Dollars ($20,350,000).

3. Holdback Amount.  Effective as of the date of this Second Amendment, the amount of the Holdback set forth Section 2.1.3 of the Original Purchase Contract shall be reduced from Five Hundred Thousand Dollars ($500,000) to Three Hundred Thousand Dollars ($300,000).  Accordingly, all references to the amount of “$500,000” set forth in the Holdback Escrow Agreement attached to the Original Purchase Contract as Exhibit 2.1.4 shall be deleted and replaced with “$300,000”.

4. Closing Date.  Effective as of the date of this Second Amendment, the Closing Date set forth in Section 7.1 of the Original Purchase Contract shall be extended from June 7, 2010 to June 9, 2010.

5. Inspection Period.  The mutual execution and delivery of this Second Amendment by Purchaser and Seller shall constitute the Purchaser's waiver of its right to terminate the Purchase Contract during the Inspection Period and Purchaser shall have no further right to terminate the Purchase Contract except as expressly provided in the Purchase Contract, as amended by this Second Amendment.

6. Electronic Counterparts.  This Second Amendment may be executed in any number of counterparts, which may be delivered electronically, via facsimile or by other means.  Each electronic or facsimile signature shall be deemed to be an original, and all such counterparts (including those delivered electronically or via facsimile), when taken together, shall be deemed to constitute one and the same instrument.

7. Conflict; No Further Modification.  In the event of any conflict between the Purchase Contract and this Second Amendment, the terms of this Second Amendment shall prevail.  Except as specifically set forth in this Second Amendment, all of the terms and provisions of the Purchase Contract shall remain unmodified and in full force and effect.

[Signatures on following page]

IN WITNESS WHEREOF, this Second Amendment has been executed as of the day and year first above written.

"SELLER"

AJ IRVINE OWNER CORPORATION,

a Delaware corporation

By:
Name:
Its:

"PURCHASER"

HINES GLOBAL REIT PROPERTIES LP,

a Delaware limited partnership

By:           Hines Global REIT, Inc.

Its general partner

By:

Name:

Its: